Exhibit 10.2

AMENDMENT TO FANNIE MAE
SUPPLEMENTAL PENSION PLAN OF 2003

Amendment for 2012 Executive Compensation Program

Pursuant to Section 5.5 of the Fannie Mae Supplemental Pension Plan of 2003 (the “Plan”), and as approved by the Board of Directors of Fannie Mae on May 18, 2012, the Plan is hereby amended as follows as follows:

1.    Section 2.14 of the Plan is amended to add the following new paragraph at the end thereof:

“References in the Plan to the Fannie Mae Deferred Pay Plan, and deferred pay under the Fannie Mae Deferred Pay Plan, shall include the Deferred Salary component of the 2012 Executive Compensation Program.”